SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2018

FUNKO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38274	3-2593276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2802 Wetmore Avenue Everett, Washington	98201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 783-3616

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2018, Funko Acquisition Holdings, L.L.C., Funko Holdings LLC, Funko, LLC and Loungefly, LLC, entered into Amendment No. 7 to Financing Agreement (the “Amendment”), which amends the Financing Agreement with PNC Bank, National Association, as administrative agent, Cerberus Business Finance, LLC, as collateral agent, and the other lenders party thereto (the “Agreement”). The Agreement provides for a $225.0 million term loan facility (the “Term Loan Facility”) and a $100.0 million asset-based revolving credit facility (the “Revolving Credit Facility”).

The Amendment provides for, among other things, (i) a $13.0 million prepayment of the amounts owing under the Term Loan Facility on the effective date of the Amendment, with no changes in the amount of future amortization payments, (ii) a reduction in the interest rate margins (a) for the Term Loan Facility, from 6.25% to 5.50% for base rate loans and 7.25% to 6.50% for LIBOR rate loans and (b) for the Revolving Credit Facility, from 2.50% to 1.75% for LIBOR rate loans, (iii) a 1% prepayment premium on prepayments under both the Term Loan Facility and the Revolving Credit Facility for 180 days after the effective date of the Amendment, and (iv) a $20.0 million increase to the borrowing base under the Revolving Credit Facility, so long as no loan party formed under the laws of England and Wales or Funko UK, Ltd. incurs secured indebtedness for borrowed money.

The foregoing summary of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, which has been filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 7 to Financing Agreement, dated March 7, 2018, among Funko, LLC, the other loan parties party thereto, PNC Bank, National Association, as administrative agent, Cerberus Business Finance, LLC, as collateral agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNKO, INC.

Date: March 8, 2018	By:	/s/ Tracy D. Daw
Tracy D. Daw Sr. Vice President, General Counsel, and Secretary